EXHIBIT 4.19

Summary of Agricultural Sub Partnership Agreement

Parties: Brenco – Companhia Brasileira de Energia Renovável, as Partner Possessor, and Brasilagro – Companhia Brasileira de Propriedades Agrícolas, as Sub Partner Farmer.

Object: The assignment, by the Partner Possessor Sub Partner Farmer, possession of arable land of the properties listed in Annex I, for purposes of exploitation of the sugarcane crop.

Term:  The Agreement shall remain in force contract for each agricultural area of the properties listed in Annex I, according to the deadlines set out in Annex II.

Participation of Parties: The participation of Partner Possessor will be each harvest, 10% (ten percent) of fruits produced and the participation of Sub Partner Farmer will each harvest, 90% (ninety percent) of fruits produced.

However, under Article 96 of Law 4,504/64, the Parties pre established the participation of Partner Possessor, as follows:

For Areas 1, 2 and 5 listed in Annex II, the partner Possessor will be entitled to receive 17.97 (seventeen point ninety-seven) tons of sugarcane per hectare of sugarcane per year for year Agreement period;

For areas 3, 4, 6, 7, 8 and 9 listed in Annex II, the partner Possessor will be entitled to receive the following amounts of tons of sugarcane per hectare, per year: (a) for the harvest 2018 / 2019, the amount of 23.53 (twenty-three point fifty three) tons of sugarcane; (b) for the 2019/2020 crop, the amount of 28.55 (twenty eight point fifty-five) tons of sugarcane; (c) for the 2020/2021 crop, the amount of 27.96 (twenty seven point ninety-six) tons of sugarcane; and (d) for other crops (before or after the time period set forth above), the amount of 17.97 (seventeen point ninety-seven) tons of sugarcane.

Sharing Risk: The Parties will share only the risks resulting from changes in the price of sugarcane, and the production of sugarcane is insufficient to remedy the volumes due to Partner Possessor, the Sub Partner Farmer shall indemnify Partner Possessor.

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BRENCO – COMPANHIA BRASILEIRA DE ENERGIA RENOVÁVEL

/s/ Luiz Paulo Sant’Anna Agro-industrial Superintendent	/s/ Celso Luiz Tavares Ferreira Vice Chief Operating Officer

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BRASILAGRO COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS

/s/ André Guillaumon Chief Operating Officer	/s/ Gustavo Javier Lopez Chief Administrative Officer
WITNESSES: /s/Ana Luisa Gomes Kós Duboc de Almeida /s/Ana Carolina Carpegiani

ANNEX I – REAL ESTATE REGISTER

Number, Real Estate, Localization, Register(s)	Proprietary(s)	Object (Agricultural Area)	Beginning of Validity of Partnership Agricultural	Expiration of Validity of Partnership Agricultural
Enfurnado Farm, Alto Araguaia/MT, M. 1,735 RI de Alto Araguaia/MT	Silvio Ramos Rodrigues	409.06 ha	03/10/2012	12/31/2016
Terra Boa Farm, Alto Taquari/MT, M. 37 RI de Alto Taquari/MT	Sebastião de Sá	454.34 ha	08/20/2012	12/31/2018
Primavera Farm, Alto Taquari/MT, M. 1,295 RI de Alto Taquari/MT	Roberta Grellet da Costa	96.55 ha	09/01/2011	12/30/2025
Santo Antônio Farm, Alto Araguaia/MT, M. 8,156 RI de Alto Araguaia/MT	Antonio Demilson de Oliveira	346.92 ha	01/10/2012	12/30/2026
Camilana Farm, Alto Taquari/MT, M. 878 RI de Alto Taquari/MT	Camila Cristina Wihelms Naumann	162.6 ha	08/01/2011	12/30/2018
Bavia Farm, Alto Taquari/MT, M. 1,224 RI de Alto Taquari/MT	Bruna e Paula Bavia	319.43 ha	09/01/2011	12/30/2025
Rancho Alegre Farm and Girassol Farm, Alto Taquari/MT, M. 1,225 and 1.227 RI de Alto Taquari/MT	Bruna Alves Bavia	197.42 ha	03/01/2011	12/30/2025
Santa Paula Farm and Bom Jesus Farm, Alto Taquari/MT, M. 1,226 and 494 RI de Alto Taquari/MT	Paula Alves Bavia	263.49 ha	03/01/2011	12/30/2025
Fabiano Farm, Alto Taquari/MT, M. 2,405, 474, 3,961 and 1,584 RI de Alto Taquari/MT	Vilson Schneider	2,013.62 ha	01/02/2012	08/30/2028

ANNEX II – VALIDITY OF SUB PARTNERSHIP AGRICULTURAL

Number, Real Estate, Localization, Register(s)	Proprietary(s)	Agricultural Area	Beginning of Validity of Agricultural Sub Partnership	Expiration of Validity of Agricultural Sub Partnership
1 – Enfurnado Farm, Alto Araguaia/MT, M. 1.735 RI de Alto Araguaia/MT	Silvio Ramos Rodrigues	409.06 ha	04/01/2019 *	03/31/2025
2 - Terra Boa Farm, Alto Taquari/MT, M. 37 RI de Alto Taquari/MT	Sebastião de Sá	454.34 ha	04/01/2017 *	03/31/2024
3 – Primavera Farm, Alto Taquari/MT, M. 1.295 RI de Alto Taquari/MT	Roberta Grellet da Costa	96.55 ha	04/01//2017 *	03/31/2024
4 - Santo Antônio Farm, Alto Araguaia/MT, M. 8.156 RI de Alto Araguaia/MT	Antonio Demilson de Oliveira	346.92 ha	04/01/2016 *	03/31/2023
5 – Camilana Farm, Alto Taquari/MT, M. 878 RI de Alto Taquari/MT	Camila Cristina Wihelms Naumann	162.6 ha	04/01/2019 *	03/31/2026
6 – Bavia Farm, Alto Taquari/MT, M. 1.224 RI de Alto Taquari/MT	Bruna e Paula Bavia	319.43 ha	04/01/2018 *	03/31/2025
7 - Rancho Alegre Farm and Girassol Farm, Alto Taquari/MT, M. 1.225 and 1.227 RI de Alto Taquari/MT	Bruna Alves Bavia	197.42 ha	04/01/2018 *	03/31/2025
8 - Santa Paula Farm and Bom Jesus Farm, Alto Taquari/MT, M. 1.226 e 494 RI de Alto Taquari/MT	Paula Alves Bavia	263.49 ha	04/01/2017 *	03/31/2024
9 – Fabiano Farm, Alto Taquari/MT, M. 2,405, 474, 3,961 and 1,584 RI de Alto Taquari/MT	Vilson Schneider	2,013.62 ha	04/01/2019 *	03/31/2024